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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                         ----------------------------



The Board of Directors
Home Federal Savings and Loan Association of Elgin:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts," "Effects of Conversion - Tax Aspects," and "Legal and Tax Opinions" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP


Chicago, Illinois

August 6, 1996